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                                                                       EXHIBIT 5


                               FAEGRE & BENSON LLP
                               2200 Norwest Center
                             90 South Seventh Street
                          Minneapolis, Minnesota 55402
                                  612-336-3000

                               September 25, 2000


Board of Directors
ValueVision International, Inc.
6740 Shady Oak Road
Eden Prairie, Minnesota  55344

Gentlemen:

         In connection with the Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Registration Statement"), relating to an aggregate offering of 1,466,000 shares of Common Stock, par value $.01 per share (the "Shares"), of ValueVision International, Inc., a Minnesota corporation (the "Company"), to be issued by the Company pursuant to the terms of the Option Agreements between the Company and each of Mdms. or Messrs., as the case may be, Billitteri, Barnes, Goldfarb, Kittelson, Kritter, Mueller (Trish), Giombetti, Cavanaugh, Bauer, Clark, Cook, Heyer, Reinkensmeyer, Patel, Johnson, Casserly, Rosenstein, Torgerson, Mueller (Lyn), Bormann, Radtke, Wageman, Marshall, Sly, Fisher, Newberg, Agerland, Scully, Cooper, Lambrinos, Edmonson, Fagre, Smith, Taylor, Houdek, Hartway, Elsenbast, and Fox (collectively, the "Option Agreements"), we have examined such corporate records and other documents, including the Registration Statement, and have reviewed such matters of law as we have deemed relevant hereto, and, based upon such examination and review, it is our opinion that all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of the Shares and that, when issued and sold as contemplated in the Registration Statement, the Shares will be legally and validly issued, fully paid and nonassessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement.

                                           Very truly yours,

                                           /s/  Faegre & Benson LLP

                                           FAEGRE & BENSON LLP